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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in Dendrite International, Inc.'s Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No.333-14363) filed with the Securities and Exchange Commission on October 18, 1996, and Form S-8 Registration Statement (File No.333-19141) filed with the Securities and Exchange Commission on January 2, 1997.


                                                        ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 28, 1997